Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: February 11, 2015	EAGLE PARENT HOLDINGS, LLC

	By:	/s/ Blair Flicker
		Name:	Blair Flicker
		Title:	Secretary

Dated: February 11, 2015	EAGLE ACQUISITION SUB, CORP.

	By:	/s/ Blair Flicker
		Name:	Blair Flicker
		Title:	Secretary

Dated: February 11, 2015	INSIGHT VENTURE PARTNERS IX, L.P.
INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.
INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.

	By:	Insight Venture Associates IX, L.P.,
its general partner
	By:	Insight Venture Associates IX, Ltd.,
its general partner

		By:	/s/ Blair Flicker
			Name:	Blair Flicker
			Title:	Authorized Officer

Dated: February 11, 2015	INSIGHT VENTURE ASSOCIATES IX, L.P.

	By:	Insight Venture Associates IX, Ltd.,
its general partner

		By:	/s/ Blair Flicker
			Name:	Blair Flicker
			Title:	Authorized Officer

Dated: February 11, 2015	INSIGHT VENTURE ASSOCIATES IX, LTD.

	By:	/s/ Blair Flicker
		Name:	Blair Flicker
		Title:	Authorized Officer

Dated: February 11, 2015	INSIGHT HOLDINGS GROUP, LLC

	By:	/s/ Blair Flicker
		Name:	Blair Flicker
		Title:	Secretary